AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made as of the latest signature date hereof on the Signature Page hereof, by and among Hangman Productions, Inc., a Utah corporation (“Parent”); Hangman Acquisition, Inc., a Utah corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”); and Connected Lyfe, Inc., a Utah corporation, formerly known as Acclivity Media, LLC, a Utah limited liability company (“Company”).  The foregoing are sometimes singly referred to as a “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, Company plans to develop, deploy and operate next generation media and communications network based services to single-family, multi-family, high-rise, resort and hospitality properties (the “Business”); and

WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and Company, and Parent, as Merger Subsidiary’s sole shareholder, and Robert A. Bryson, Garrett R. Daw and Gregory M. Smith, who collectively own in excess of a majority of the outstanding voting securities of Company (singly, as “Bryson,” “Daw” and “Smith,” and collectively as “Company Majority Shareholders”), have approved the merger of the Merger Subsidiary with and into Company (the “Merger”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to execute and deliver this Agreement and all related or necessary documentation that may be reasonably required to complete the Merger as contemplated by the Parties under the Utah Revised Business Corporation Act (the “Utah Act”) or otherwise (collectively, the “Transaction Documents”);

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1
THE MERGER; CONVERSION OF SHARES

1.1

The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into Company in accordance with the provisions of the Utah Act, whereupon the separate corporate existence of Merger

Subsidiary will cease, and Company will continue as the surviving corporation (the ”Surviving Corporation”).  From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of Company and Merger Subsidiary, all as more fully described in the Utah Act.

1.2

Effective Time.  As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, Company and Merger Subsidiary will file, or cause to be filed, with the Department of Commerce of the State of Utah, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the Utah Act.  The Merger will become effective at the time such filing is made, or if agreed otherwise by the Parties, such later time or date as may be set forth in the Articles of Merger (the “Effective Time”).

1.3

Closing.  Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the Parties, which will be no later than April 15, 2010 (the “Termination Date”), subject, however, to the satisfaction or waiver of all of the conditions provided for in Articles 5 and 6 hereof by such date.  The Closing will be held at the offices of Leonard W. Burningham, Esq., 455 East 500 South, Suite 205, Salt Lake City, Utah, or at such other place as the Parties may agree, at which time and place the Transaction Documents necessary or appropriate to effect the Merger and the transactions contemplated herein will be exchanged by the Parties.  Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

1.4

Conversion of Interests.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Company and/or Merger Subsidiary:

(a)

Each share of common stock of Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of Parent or an aggregate of 52,199,394 shares of common stock of Parent, par value $0.001 per share (“Parent Common Stock”).  The amount of Parent Common Stock into which shares of Company Common Stock is converted, on a one to one basis, is referred to herein as the “Merger Consideration.”

(b)

All stock options, warrants, convertible debt other convertible securities or other rights to acquire shares or securities of any kind of Company (collectively, “Company Convertible Securities”) outstanding at the Effective Time, whether or not exercisable and whether or not vested (all of which are listed in Company Disclosure Schedule as defined in Section 2.3 thereof) shall remain outstanding following the Effective Time and shall be assumed by Parent.  Company Convertible Securities so assumed by Parent shall continue to have, and be subject to, the same terms and conditions as set forth in the underlying Company Convertible Securities documents, but will be convertible into shares of Parent Common Stock as described in Schedule 1.4(b).

 (c)

Except as expressly set forth herein, each share of any other equity interest of Company (other than Company Common Stock and Company Convertible Securities) will be canceled, without payment of any consideration therefor and without any conversion thereof.

(d)

Each share of common stock of Merger Subsidiary, par value $0.001 per share (“Merger Subsidiary Common Stock”), issued and outstanding immediately prior to the Effective Time will be canceled as of the Effective Time.

(e)

Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary or any direct or indirect subsidiary of Parent or Merger Subsidiary, will be canceled, without payment of any consideration therefor and without any conversion thereof.  Furthermore, at the Effective Time, one (1) share of Company Common Stock shall be issued to Parent.

1.5

Exchange of Company Common Stock.

(a)

Excluding only Company shareholders (“Company Shareholders”) who have not voted in favor of the Merger and who perfect dissenters’ rights of appraisal under Section 16-10a-1301, et. seq. of the Utah Act or fail to execute and deliver Exhibit 5.4(c) hereto in the time allowed herein or therein (“Dissenters” Rights), at the Closing, Company will cause the delivery of all Company Majority Shareholders’ Company Common Stock outstanding immediately prior to the Effective Time, to Parent (“Majority Shareholders’ Company Certificates”), together with appropriate assignments signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such interests have been converted as provided in Section 1.4(a), and Majority Shareholder Company Certificates so surrendered will be canceled.  The remainder of Company Common Stock outstanding will be exchanged for Parent Common Stock in accordance with Section 1.4(a) on delivery by non-dissenting holders of Company Shareholders’ Company Common Stock certificates (“Company Certificates”) to Parent.

(b)

All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

(c)

As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as Company Shareholders, except such rights, if any, as they may have pursuant to the Utah Act.  Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive certificates representing the number of whole shares of Parent Common Stock into which Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.4(a).

(d)

No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates; no dividend or other distribution of Parent will relate to any fractional share; and such fractional share will not entitle the holder thereof to vote or to any rights of a shareholder of Parent.  All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent.  If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock interests who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share, as applicable.

1.6

Articles of Incorporation of the Surviving Corporation.  The Articles of Incorporation of Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.7

Bylaws of the Surviving Corporation.  The Bylaws of Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.8

Directors and Officers of the Surviving Corporation and Parent.

(a)

Directors and Officers of the Surviving Corporation.  The directors and officers of Company, as of the Effective Time, shall continue as the directors of the Surviving Corporation.

(b)

Directors of the Parent.  The directors of Parent immediately prior to the Effective Time shall appoint Bryson, Daw and Smith to Parent’s Board of Directors, and thereafter, the current directors of Parent shall resign, in seriatim, effective as of the Effective Time, and the officers of the Surviving Corporation shall be appointed as officers of Parent by the present or new directors, who shall be Bryson, President; Smith, Vice President; and Daw, Secretary/Treasurer.

1.9

Parent Common Stock and other Parent Securities Outstanding Immediately Prior the Closing of Merger.  Immediately prior to the Closing of the Merger, Parent shall have not more than 2,980,000 outstanding shares of Parent Common Stock, and no options, warrants, calls or other rights to acquire authorized but unissued Parent Common Stock or other securities of Parent shall be outstanding.

1.10

Adoption of Company Stock Option Plan.  Parent shall have adopted Company Stock Option Plan under which 15,000,000 shares of Company Common Stock have been authorized for issuance, as approved effective January 1, 2010, by the Board of Directors and persons owning a majority interest in the outstanding shares of Company Common Stock and under which Parent has assumed Company Convertible Securities outstanding at the Closing as listed in Schedule 1.4(b) hereto pursuant to Section 1.4(b) hereof.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

2.1

Disclosure Schedule.  The disclosure schedule attached hereto as Exhibit 2.1 (“Company Disclosure Schedule”) is divided into sections that correspond to the sections of this Article 2.  Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

2.2

Corporate Organization, etc.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Company.  Company Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business and includes complete and correct copies of Company’s articles of incorporation and bylaws.  Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

2.3

Capitalization.  The authorized capital securities of Company is set forth in the Company Disclosure Schedule.  The number of shares of Company Common Stock outstanding as of the date of this Agreement and as set forth in Company Disclosure Schedule represent all of the issued and outstanding capital securities of Company.  All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.  There are no shares of Company Common Stock or other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Company, including any right of conversion or exchange under any security or other instrument.  Company has no subsidiaries.

2.4

Authorization, etc.  Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Company and is the valid and binding legal obligation of Company enforceable against Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.5

Non-Contravention.  Except as set forth in Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

(a)

violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of Company;

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company is a party or by which Company or any of Company’s properties or assets is or may be bound;

(c)

result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of Company under any debt, obligation, contract, agreement or commitment to which Company is a party or by which Company or any of Company’s assets or properties are bound; or

(d)

materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.6

Consents and Approvals.  Except as set forth in Company Disclosure Schedule, with respect to Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Company or the consummation by Company of the transactions contemplated herein.

2.7

Financial Statements.  Company Disclosure Schedule contains a copy of the audited financial statements of Company from inception to the fiscal year ended December 31, 2009 (“Company Financial Statements”).  Except as disclosed therein or in Company Disclosure Schedule, Company Financial Statements: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements); and (ii) fairly present, in all material respects, the consolidated financial position of Company as of the respective dates and for the periods thereof and the results of operations of Company for the periods covered thereby.  All adjustments considered necessary for a fair presentation of Company Financial Statements have been included.

2.8

Absence of Undisclosed Liabilities.  Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a “Liability” and collectively as “Liabilities”), other than: (a) Liabilities that are fully reflected or reserved for in Company Financial Statements; (b) Liabilities that are set forth on Company Disclosure Schedule; (c) Liabilities incurred by Company in the ordinary course of business after the date of Company Financial Statements and consistent with past practice; (d) Liabilities in an amount not to exceed $5,000 individually or in the aggregate unless such amounts are disclosed on Company Disclosure Schedule; or (e) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.14 of Company Disclosure Schedule.

2.9

Absence of Certain Changes.  Except as set forth in Company Disclosure Schedule, since December 31, 2009, Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice.  Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

(a)

Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Company; and

(b)

Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on  Company.

2.10

Assets. Except as set forth in Company Disclosure Schedule, Company has good and marketable title to all of its assets and properties, whether or not reflected in Company Financial Statements or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for Company to conduct its business and operations as currently conducted and intended to be conducted (collectively, the “Assets”), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a “Lien”), other than (i) liens securing specific Liabilities shown in Company Financial Statements with respect to which no breach, violation or default exists; (ii) mechanics’, carriers’, workers’ or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of Company as currently conducted and intended to be conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings (“Permitted Liens”).

2.11

Receivables and Payables.

(c)

Except as set forth on Company Disclosure Schedule, all accounts receivable of Company represent sales in the ordinary course of business and, to

Company’s knowledge, are current and collectible net of any reserves shown in Company Financial Statements and none of such receivables is subject to any Lien other than a Permitted Lien.

(d)

Except as set forth on Company Disclosure Schedule, all payables of  Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty (60) days beyond the due date in its payment.

2.12

Intellectual Property Rights.  Company owns or has the unrestricted right to use, and Company Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, “Intellectual Property Rights”) used in, or necessary for, the operation of its business as currently conducted or intended to be conducted.  Except as set forth on Company Disclosure Schedule, to Company’s knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the business of Company as presently conducted and as intended to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity.  Except as described on Company Disclosure Schedule, to Company’s knowledge: (a) Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances.  All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of Company or, to the knowledge of Company, any other party thereto.

2.13

Litigation.  Except as set forth in Company Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Company, threatened or contemplated by or against or involving Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.14

Contracts and Commitments; No Default.

(e)

Except as set forth in Company Disclosure Schedule, Company is not a party to, nor are any of the Assets bound by, any written or oral:

(i)

employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

(ii)

indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Company;

(iii)

contract, agreement, lease  (real or personal property) or arrangement that (A) is not terminable on less than 30 days’ notice without penalty, (B) is not over one year in length of obligation of Company, or (C) involves an obligation of more than $50,000 over its term;

(iv)

contract, agreement, commitment or license relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this Section 2.14;

(v)

obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

(vi)

outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

(f)

True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.14 (“Company Contracts”) have been provided to Parent for review. Except as set forth in Company Disclosure Schedule, all of Company Contracts items are valid and enforceable by and against Company in accordance with their terms, and are in full force and effect.  Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.15

Compliance with Law; Permits and Other Operating Rights.  Except as set forth in Company Disclosure Schedule, the Assets, properties, business and operations of Company are and have been in compliance in all respects with all Laws applicable to Company’s assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect.  Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Company from being able to continue to use such permits and operating rights.  Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

2.16

Brokers.  With the exception of the Consulting Agreement between Company and Smith Consulting Services, Inc., a Utah corporation, which has been assumed by its successor, Smith Corporate Services, Inc., a Utah corporation (“SCS”), and except as otherwise set forth in Section 2.16 of Company Disclosure Schedule, neither Company nor, to the knowledge of Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity.

2.17

Issuance of Parent Common Stock.  To Company’s knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Rule 506 of Regulation D promulgated thereunder by the Securities and Exchange Commission (the “SEC”), related to the issuance of securities to “accredited investors” as that term is defined in SEC Rule 501, for the exchange of “restricted securities” as defined in SEC Rule 144 in the form of Parent Common Stock.

2.18

Books and Records.  The books of account, minute books, stock record books and other material records of Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.  The minute books of Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors, officers, managers, director committees and manager committees of Company.

2.19

Business Generally; Accuracy of Information.  No representation or warranty made by Company in this Agreement, Company Disclosure Schedule or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly presents the information required or purported to be set forth herein or therein.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT
AND MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to Company as follows:

3.1

Disclosure Schedule.  The disclosure schedule attached hereto as Exhibit 3.1 (“Parent Disclosure Schedule”) is divided into sections that correspond to the sections of this

Article 3.  Parent Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

3.2

Corporate Organization, Standing and Power.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.  Parent owns all of the outstanding capital stock of Merger Subsidiary.  Parent does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity, other than Merger Subsidiary.

3.3

Authorization.  Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The board of directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.  This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

3.4

Capitalization.  The authorized capital securities of Parent and Merger Subsidiary are set forth in the Parent Disclosure Schedule.  The number of shares of Parent Common Stock, as of the date of this Agreement and as set forth in Parent Disclosure Schedule, represent all of the issued and outstanding capital securities of the Parent.  All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.  There are no shares of Parent Common Stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on the Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Parent, including any right of conversion or exchange under any security or other instrument.

3.5

Non-Contravention.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

(a)

violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective properties or assets is or may be bound;

(c)

result in the creation or imposition of any Encumbrance upon any property or assets of Parent or Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective assets or properties is or may be bound; or

(d)

violate any Law of any Authority.

3.6

Consents and Approvals.  No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

3.7

Valid Issuance.  Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

3.8

Financial Statements.

(a)

The financial statements of Parent consisting of audited financial statements for the fiscal years ended December 31, 2009, and 2008 (the “Parent Financial Statements”): (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements); and (ii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the Parent Financial Statements have been included.

3.9

No Liabilities.  Parent does not have any Liabilities, except for (i) Liabilities expressly stated in the most recent balance sheet, or (ii) other Liabilities which do not exceed $1,000 in the aggregate, except as set forth in Parent Disclosure Schedule in Section 3.9 thereof.

3.10

No Assets.  As of the Closing, Parent will not have any assets or operations of any kind, except as identified in the most recent balance sheet and notes thereto of Parent Financial Statements and as included in Parent Disclosure Schedule.

3.11

Absence of Certain Changes.  Parent has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice.  Without limiting the generality of the foregoing, subject to the aforesaid exceptions, Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

3.12

Litigation.  There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Parent or Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

3.13

Contracts and Commitments; No Default.  Parent is not a party to, nor are any of its Assets bound by, any contract (a “Parent Contracts”) that is not disclosed in Parent Disclosure Schedule.  None of Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement.  Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of  Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

3.14

No Broker or Finder.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

3.15

Intercompany and Affiliate Transactions; Insider Interests.  Except as expressly identified in the reports and registration statements of Parent filed with the SEC (“Parent SEC Reports and Registration Statements”) and in the Consent of Directors of Parent approving the Merger, there are, and during the last two years, there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Parent, on the one hand, and any director, officer, employee, stockholder, or affiliate of Parent, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Parent or from, to, by or for any of such persons, that are effected with all corporate consents and approvals necessary under controlling law, and currently in effect.

3.16

Business Generally; Accuracy of Information.  No representation or warranty made by Parent in this Agreement, Parent Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Company at the Closing by or on behalf of Parent in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

3.17

SEC Reports and Registration Statements.  Parent in a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has timely filed all reports required to be filed by it under Section 13 of the Exchange Act.  Parent SEC Reports and Registration Statements do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

ARTICLE 4
COVENANTS OF THE PARTIES

4.1

Conduct of Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Company and Parent will each conduct its business and operations according to its ordinary and usual course of business consistent with past practices.  Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed in Parent Disclosure Schedule or Company Disclosure Schedule, respectively, prior to the Closing Date, without the prior written consent of the other Parties, not to be unreasonably delayed, Parent and Company each will not:

(a)

amend its articles of incorporation or bylaws;

(b)

issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

(c)

adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock or any of its other securities;

(d)

declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

(e)

(i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

(f)

hire any additional personnel except in the ordinary course of business;

(g)

incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed $5,000 in the case of Parent or $50,000 in the case of Company;

(h)

make or enter into any commitment for capital expenditures in excess of $5,000 in the case of Parent or $50,000 in the case of Company;

(i)

pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

(j)

terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

(k)

acquire any of the business or assets of any other person or entity;

(l)

permit any of its current insurance (or reinsurance) policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

(m)

enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

(n)

settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no Material Adverse Effect upon its assets, operations or financial position); or

(o)

agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

Nothing herein shall prevent each Party from operating its business in the ordinary course and consistent with past practice.

4.2

Full Access.  Throughout the period prior to Closing, each Party has and will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the other Party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing Party.  Each Party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing Parties.

4.3

Confidentiality.  Each Party hereto agrees that it will not use, or permit the use of, any of the information relating to any other Party hereto furnished to it in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the transactions, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose” or “Disclosure”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such Party’s counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing Party will first obtain the recipients’ undertaking to comply with the provisions of this Section with respect to such Information.  The term “Information” as used herein will not include any information relating to a Party that the Party disclosing such information can show: (i) to have been in its possession prior to its receipt from another Party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing Party; (iii) to have been available to the public at the time of its receipt by the disclosing Party; (iv) to have been received separately by the disclosing Party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing Party without regard to any information received in connection with this transaction or related transactions contemplated herein.  Each Party hereto also agrees to promptly return to the Party from whom it originally received such Information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur.  All Parties hereto will be deemed to have satisfied each’ obligations to hold the Information confidential if each exercises the same care as each takes with respect to each Party’s similar information.

4.4

Filings; Consents; Removal of Objections.  Subject to the terms and conditions herein provided, the Parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein.  In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.5

Further Assurances; Cooperation; Notification.

(a)

Each Party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party  may reasonably require in order to carry out the intent of this Agreement.  Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b)

At all times from the date hereof until the Closing, each Party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in this Article 4.

4.6

Supplements to Disclosure Schedule.  Prior to the Closing, each Party will supplement or amend each’s respective Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development.  For purposes of determining the accuracy as of the date hereof of the representations and warranties of Company contained in Article 2 hereof or Parent in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule of each Party will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule, except to the extent such information is delivered prior to Closing.

4.7

Public Announcements.  No Party hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that any Party hereto may at any time make any announcement that is required by applicable Law so long as the Party so required to make an announcement promptly upon learning of such requirement notifies the other Party of such requirement and discusses with the other Party in good faith the exact proposed wording of any such announcement.

4.8

Satisfaction of Conditions Precedent.  Each Party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

4.9

Resignation of Officers And Directors.  At the Closing, the pre-Closing officers and directors of Parent shall submit their written resignations from such offices effective as of the Closing, in seriatim.  Prior to their resignations, the pre-Closing directors of Parent shall appoint to the Board of Directors of Parent, those persons indicated in Section 1.8(b), effective as of the Closing.  To the extent deemed required, Parent will have complied with the applicable provisions of SEC Rule 14f-1 promulgated under the Exchange Act in respect of the election of the new directors of Parent.

4.10

8-K Current Report.  Within four (4) days of the Effective Time of the Merger, Parent will cause the required 8-K Current Report on SEC Form 8-K to be filed with the SEC (the “8-K Current Report”), which shall include Company Financial Statements, along with unaudited pro forma balance sheets, income statements and related footnotes showing the effects of the Merger among the Parties for the year ended December 31, 2009.

ARTICLE 5
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT
AND MERGER SUBSIDIARY

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

5.1

Representations and Warranties True.  The representations and warranties of  Company contained in this Agreement, including without limitation in Company Disclosure Schedule initially delivered to Parent as Exhibit 2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.6, unless delivered prior to Closing), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

5.2

Performance.  Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the shareholders of Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

5.4

Agreements and Documents.  Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

(b)

a Joint (in the form of Exhibit 5.4(b)) or Singular (respectively, in the form of Exhibit 5.4(b)(i) and Exhibit 5.4(b)(ii)) Company Board of Director’s and Company Majority Shareholders’ Written Consent to Merger, among other provisions thereof, executed by all members of Company Board of Directors and all of Company Majority Shareholders;

(c)

a Company Shareholders’ Representations and Warranties executed by all Company Shareholders owning Company Common Stock and being entitled to receive Parent Common Stock under the Merger, approving the Merger and agreeing, among other provisions thereof, to a minimum holding period of such Parent Common Stock of the greater of the holding period required by SEC Rule 144 or twelve (12) months from the Effective Date, which, if not executed and delivered by the respective Company Shareholders to Parent within thirty (30) days of the dissenters’ notice (the Dissenters’ Notice”) to Company Shareholders required by Section 16-10a-1322 of the Utah Act (assuming the Merger is first approved by the Company Majority Shareholders and the Closing has taken place and there is an Effective Date), will automatically result in the exercise of Dissenters’ Rights by any of  Company Shareholders for any failure on the part of any such holder to execute and deliver this instrument, in the form of Exhibit 5.4(c);

(d)

duly executed Services Agreements with Messrs. Dancy and Nelson in the forms of Exhibit 5.4(d)(i) and Exhibit 5.4(d)(ii), respectively;

(e)

a duly executed Founders’ Certificate by all Company Majority Shareholders in the form of Exhibit 5.4(e); and

(f)

duly executed respective Introduction Fee Releases for the persons named as such in the Disclosure Schedules in the form of Exhibit 5.4(f).

5.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Company since December 31, 2009, except as set forth in Company Disclosure Schedule or incurred in the ordinary course of business and consistent with past practice.

5.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on Company’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

5.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

5.8

Dissenters’ Rights Valuation Rights of Company.  Parent shall be deemed to be a third party beneficiary to all agreements, arrangements or understandings with Company Shareholders that limit the fair market value of Company Shareholders exercising or being determined to have exercised applicable Dissenters’ Rights hereunder or otherwise to the amount or amounts paid by such Company Shareholders for their respective Company Common Stock, together with applicable interest on such amounts.

5.9

Appropriate Documentation.  Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request, along with duly executed copies of the Transaction Documents by the Parties and the Company Certificates.

ARTICLE 6
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY

Notwithstanding anything in this Agreement to the contrary, the obligation of Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

6.1

Representations and Warranties True.  The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

6.2

Performance.  Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing, including the obligations of the pre-Closing officers and directors of Parent set forth in Section 4.9.

6.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and  Company will have received copies thereof.

6.4

Agreements and Documents.  Company will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied;

(b)

a Joint or Singular Company Board of Director’s and Company Majority Shareholders’ Written Consent to Merger, among other provisions thereof, in the form of Exhibit 5.4(b) executed by all members of Company Board of Directors and all of Company Majority Shareholders;

(c)

resolutions of the Boards of Directors of Parent and of Merger Subsidiary, certified by the secretary of Parent, approving the transactions contemplated by this Agreement (by Parent as a Party and as the sold shareholder of Merger Subsidiary), including the Merger, the issuance of the Merger Consideration and the matters referred to in Section 1.8(b) of this Agreement or as otherwise required to complete the transactions contemplated hereby;

(d)

a Company Shareholders’ Representations and Warranties executed by all Company Shareholders owning Company Common Stock and being entitled to receive Parent Common Stock under the Merger, approving the Merger and agreeing, among other provisions thereof, to a minimum holding period of such Parent Common Stock of the greater of the holding period required by SEC Rule 144 or twelve (12) months from the Effective Date, which, if not executed and delivered by the respective Company Shareholders to Parent within thirty (30) days of the dissenters’ notice (the Dissenters’ Notice”) to Company Shareholders required by Section 16-10a-1322 of the Utah Act (assuming the Merger is first approved by the Company Majority Shareholders and the Closing has taken place and there is an Effective Date), will automatically result in the exercise of Dissenters’ Rights by any of  Company Shareholders for any failure on the part of any such holder to execute and deliver this instrument, in the form of Exhibit 5.4(c);

(e)

James P. Doolin shall have agreed to contribute all debt of Parent owned to him to Parent capital as a capital contribution in consideration of the Merger, along with agreeing to assist Parent’s new management in integrating the present business operations of Parent into the current and intended business operations of Company, in the form of Exhibit 5.4(e).

(f)

duly executed Services Agreements with Messrs. Dancy and Nelson in the forms of Exhibit 5.4(d)(i) and 5.4(d)(ii), respectively; and

(g)

duly executed respective Introduction Fee Releases for the persons named as such in the Disclosure Schedules in the form of Exhibit 5.4(f).

6.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent since December 31, 2009, except as set forth in Parent Disclosure Schedule or incurred in the ordinary course of business and consistent with past practice.

6.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

6.8

Dissenters’ Rights Valuation Rights of Company.  Parent shall be deemed to be a third party beneficiary to all agreements, arrangements or understandings with Company Shareholders that limit the fair market value of Company Shareholders exercising or being determined to have exercised applicable Dissenters’ Rights hereunder or otherwise to the amount or amounts paid by such Company Shareholders for their respective Company Common Stock, together with applicable interest on such amounts.

6.9

Appropriate Documentation.  Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as Company may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 7
TERMINATION AND ABANDONMENT

7.1

Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the written consent of Company and Parent.

7.2

Termination by Either Company or Parent.  This Agreement may be terminated by either Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

7.3

Termination by Parent.  This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 5 have not been met or waived by Parent in writing prior to the Closing.

7.4

Termination by the Company.  This Agreement may be terminated prior to the Closing by action of Company if any of the conditions provided for in Article 6 have not been met or waived by Company in writing prior to the Closing.

7.5

Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Company or Parent pursuant to this Article 7, written notice thereof will be given to all other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Parties hereto.  If this Agreement is terminated as provided herein:

(a)

Each of the Parties will, upon request, redeliver all documents, work papers and other material of the other Parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same;

(b)

No Party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such Party or any representative, agent, employee or independent contractor thereof; and

(c)

All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 8
MISCELLANEOUS  PROVISIONS

8.1

Expenses.  Parent and Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

8.2

Survival.  The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

8.3

Amendment and Modification.  Subject to applicable Law, this Agreement may be amended or modified by the Parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

8.4

Waiver of Compliance; Consents.  Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a Party, such consent will be given in writing in the same manner as for waivers of compliance.

8.5

No Third Party Beneficiaries.  Nothing in this Agreement will entitle any person or entity (other than the Parties hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

8.6

Notices.  All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this Section 8.6.

If to Company or Company Majority Shareholders Prior to the Merger:	With a copy to:
Connected Lyfe, Inc. Robert A. Bryson, President 912 West Baxter Drive, Suite 200 South Jordan, Utah 84095 Facsimile No.: 801-302-7114	Jeffrey N. Walker, Esq. 9533 South 700 East, Suite 100 Sandy, Utah 84070 Facsimile No.: 801-523-0375

or to such other person or address as either Company or Company Shareholders will furnish to the other Parties hereto in writing in accordance with this Section 8.6.

If to Parent or Merger Subsidiary Prior to the Merger:	With a copy to:
Hangman Productions, Inc. James P. Doolin, President 1338 South Foothill Drive Salt Lake City, Utah 84108 Facsimile No.: 801-906-0946	Leonard W. Burningham, Esq. 455 East 500 South, Suite 205 Salt Lake City, Utah 84111 Facsimile No.: 801-355-7126

or to such other person or address as Parent will furnish to the other Parties hereto in writing in accordance with this Section 8.6.

8.7

Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties.

8.8

Governing Law.  This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Utah (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

8.9

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.10

Headings.  The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

8.11

Entire Agreement.  This Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents.  There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

8.12

Definition of Material Adverse Effect.  “Material Adverse Effect” with respect to a Party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that Party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction or related transactions contemplated herein, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year written above..

HANGMAN PRODUCTIONS, INC. By: /s/James P. Doolin (4/8/2010) James P. Doolin, President	CONNECTED LYFE, INC. By: /s/Robert A. Bryson (4/8/2010) Robert A. Bryson, President
HANGMAN ACQUISITION, INC. By: /s/James P. Doolin James P. Doolin, President

24

SCHEDULE 2.1

COMPANY DISCLOSURE SCHEDULE

2.2

Corporate Organization, Standing and Power

No exceptions.

2.3

Capitalization.

Common Stock:

100,000,000 shares, $0.001 par value.

Outstanding:

52,199,394 shares.

Shareholders:

Shareholders	Address	Shares
Robert A. Bryson	1991 Cresthill Dr., Holladay UT, 84117	15,000,000
Garrett R. Daw	1902 E. 12200 S., Draper UT, 84020	15,000,000
Gregory M. Smith	1708 Lochspur Ct., Flower Mound, TX 75022	15,000,000
Stephen P. Crandall	2326 Ptarmigan Way, Idaho Falls, ID 83401	3,720,606
M. Justin Hoopes	355 Partridge Lane Rexburg, ID 83440	1,567,273
Spencer K. Taylor	12997 Summerharvest Dr., Draper, UT 84020	1,760,000
Ryan S. Daw	12755 Boulter Street Draper, UT 84020	151,515
Total:		52,199,394

2.4

Authorization.

No exceptions.

2.5

Non-Contravention.

No exceptions.

2.6

Consents and Approvals.

No exceptions.

2.7

Financial Statements.

 No exceptions.

2.8

Absence of Undisclosed Liabilities.

No exceptions.

2.9

Absence of Certain Changes.

No exceptions.

2.10

Assets.

No exceptions.

2.11

Receivables and Payables.

No exceptions.

2.12

Intellectual Property Rights.

No exceptions.

2.13

Litigation.

No exceptions.

2.14

Contracts and Commitments; No Default.

UTOPIA Letter of Understanding (previously delivered).

UTOPIA Non-Exclusive Network Access and Use Agreement (previously delivered)

2.15

Compliance with Law; Permits and Other Operating Rights.

No exceptions.

2.16

Brokers.

SCS Inc.

4,162,478

Spencer K. Taylor

   200,000

Rand Holley

   100,000

Mark Gregory Richards

   200,000

Brock Bennett

   100,000

2.17

Issuance of Parent Common Stock.

No exceptions.

2.18

Books and Records.

No exceptions.

2.19

Business Generally; Accuracy of Information.

No exceptions.

EXHIBIT 3.1

Parent Disclosure Schedule

3.1

Disclosure Schedule.

3.2

Corporate Organization, Standing and Power

No exceptions.

3.3

Authorization

No exceptions.

3.4

Capitalization

Authorized:

Common:

200,000,000 at $0.001 par value.

Preferred:

10,000,000 at $0.001 par value.

Outstanding:

Common:

2,980,000.

Post Merger:

Issued in Exchange:

          52,199,394

Issued pursuant to Consulting

   Agreement with SCS

4,162,478

Issued for services rendered

   (Messrs. Dancy and Nelson)

   500,000

Issued as Introduction Fees

   600,000

          60,441,872

Total Outstanding:

          60,441,872

3.5

Non-Contravention

No exceptions.

3.6

Consents and Approvals

No exceptions.

3.7

Valid Issuance

No exceptions.

3.8

Financial Statements

Balance Sheet for the quarter ended March 31, 2010.

3.9

No Liabilities

No exceptions.

3.10

No Assets

No exceptions.

3.11

Absence of Certain Changes

No exceptions.

3.12

Litigation

No exceptions.

3.13

Contracts and Commitments; No Default

Engagement Letter of Leonard W. Burningham, Esq. previously delivered.

3.14

No Broker or Finder

No exceptions.

3.15

Intercompany And Affiliate Transactions; Insider Interests

No exceptions.

3.15

Business Generally; Actually of Information.

No exceptions.

3.16

SEC Reports and Registration Statements.

No exceptions.

EXHIBIT 5.4(b)

JOINT UNANIMOUS CONSENT OF DIRECTORS AND MAJORITY STOCKHOLDERS

OF

CONNECTED LYFE, INC.

The undersigned, being all of the directors of Connected Lyfe, Inc., a Utah corporation (the “Company”), and persons owning in excess of a majority of the outstanding voting securities of the Company (the “Majority Shareholders”), acting respectively, pursuant to Sections 16-10a-821 and 16-10a-704 of the Utah Revised Business Corporation Act, do hereby unanimously consent to and adopt the following resolutions, effective as of the latest signature date hereof:

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of the Company to merge with Hangman Acquisition, Inc., a Utah corporation (“Merger Subsidiary”), which is a subsidiary of Hangman Productions, Inc., a Utah corporation (“Hangman”), whereby the Company shall continue as the surviving corporation and the separate corporate existence of Merger Subsidiary shall cease (the “Merger”); and

WHEREAS, the Board has considered the proposed Agreement and Plan of Merger between the Company, Merger Subsidiary and Hangman, in substantially the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which the holders of the outstanding shares of the Company (the “Company Common Stock”) shall receive one share of the common stock of Hangman (the “Hangman Common Stock”) for each share of the Company Common Stock (the “Merger Consideration”); and

WHEREAS, the Board has considered, among other factors, the following, in determining that the Merger should be adopted, ratified and approved:

•          the long-term interests of  the Company and its shareholders, including potential liquidity for its shareholders and value for the Company’s shareholders;

•          limited dilution to the Company’s shareholders;

•          information concerning the business prospects of the Company as a publicly-held company and a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by being a “successor issuer” of Hangman under Section 12g-3 of the Exchange Act, all of which may facilitate the raising of capital, the funding of acquisitions and other positive factors, including but not limited to the OTCBB listing of Hangman;

•          the terms of the Merger, including that it will likely qualify as a tax-free reorganization for federal income tax purposes; and

•          the projected relative ownership interests of the Company’s shareholders in the reorganized Hangman immediately  following the closing of the Merger; and

WHEREAS, the Board and the Majority Stockholders have determined that the Merger is fair and in the best interest of the Company and the shareholders and they desire to proceed with the proposed Merger pursuant to the Merger Agreement.

NOW, THEREFORE, BE IT

RESOLVED, that the Merger Agreement in substantially the form reviewed, but with such changes therein as the officers of the Company may deem to be necessary, is hereby approved and adopted;

FURTHER RESOLVED, that Robert A. Bryson, the President of the Company (“Bryson”), is hereby authorized and directed to execute and deliver the Merger Agreement and any related agreements or documents, together with such modifications as Bryson may deem necessary or desirable (to be conclusively evidenced by his execution thereof), in the name of and on behalf of the Company;

FURTHER RESOLVED, that Bryson is authorized and directed, in the name of and on behalf of the Company, in connection with the Merger, to take all necessary actions to cause any applications, notice or filings to be prepared, executed and filed (or to consent to incorporation or inclusion of information relating to the Company) with the appropriate governmental agencies, such applications, notices of filings to include any and all documents and instruments as may be necessary to be filed with or otherwise submitted with such applications, notices or filings, together with any appropriate amendments or supplements; and any such application, notice or filing to be sent requiring execution on behalf of the Company will be executed by Bryson, or such other officers of the Company as may be required under applicable law;

FURTHER RESOLVED, that Bryson and the other appropriate officers of the Company, or any one of them, are authorized, empowered an directed, in the name of and on behalf of the Company, to take all reasonable steps as may be necessary from time to time in order to carry out the purpose and intent of these resolutions, including, without limitation, the preparation and completion, with legal counsel, of all required closing documents and the consummation of the closing of the Merger called for by the Merger Agreement;

FURTHER RESOLVED, that wherever in these resolutions any director or officer of the Company is authorized to take any action he deems necessary,

proper, advisable or required, the signing or execution by such director or officer of any instrument or the taking of any such action by him shall be conclusive evidence that he deems the same to be necessary, proper, advisable or required;

FURTHER RESOLVED, that all of the acts or instruments of the Board (or any member of the Board) and the officers of the Company heretofore performed or executed on behalf of the Company that are consistent with the purposes and intents of these resolutions are hereby in all respects authorized, adopted, approved, ratified and confirmed; and

FURTHER, RESOLVED, that the Majority Shareholders, having been provided with a copy of Section 16-10a-1301, et. seq. of the Utah Revised Business Corporation Act and understanding that they have dissenters’ rights (“Dissenters’ Rights”) under such statutes if the Merger is completed and that if they vote in favor of the completion of the Merger, that they will compromise and waive such Dissenters’ Rights, hereby resolve to and do hereby adopt, ratify and complete the Merger and do hereby compromise and waive any such Dissenters’ Rights.

Date: 4/8/2010

.

/s/Robert A. Bryson

Robert A. Bryson, Director

Stockholder: 15,000,000 shares-28.8%

Date: 4/8/2010

.

/s/Garrett R. Daw

Garrett R. Daw, Director

Stockholder: 15,000,000 shares-28.8%

Date: 4/8/2010

.

/s/Gregory M. Smith

Gregory M. Smith

Stockholder: 15,000,000 shares-28.8%

EXHIBIT 5.4(c)

COMPANY SHAREHOLDERS’ REPRESENTATIONS AND WARRANTIES

THE MERGER HAS BEEN APPROVED BY THE COMPANY MAJORITY SHAREHOLDERS, AND NO OTHER VOTES ARE REQUIRED OR NECESSARY TO COMPLETE THE MERGER.  YOU ARE ENTITLED TO DISSENTERS’ RIGHTS ON THE EFFECTIVE DATE OF THE MERGER UNDER THE UTAH ACT, AND YOUR VOTE IN FAVOR OF THE MERGER WILL EXTINGUISH THOSE RIGHTS.  THIS EXHIBIT IS NOTICE OF THE APPROVAL OF THE MERGER BY THE REQUISITE REQUIRED NUMBER OF SHARES OF COMPANY COMMON STOCK UNDER THE UTAH ACT; BY THE TERMS OF THE MERGER AGREEMENT, YOU WILL BE DEEMED TO HAVE ELECTED TO HAVE EXERCISED SUCH DISSENTERS’ RIGHTS IF YOU FAIL TO EXECUTE AND DELIVER THIS EXHIBIT TO PARENT WITHIN THIRTY (30) DAYS OF THE EFFECTIVE DATE OF THE MERGER.

KNOW ALL BY THESE PRESENTS:

In consideration of and as a condition of the closing (the “Closing”) of the Agreement and Plan of Merger (the “Merger”) between Hangman Productions, Inc., a Utah corporation (“Parent”), Hangman Acquisition, Inc., a Utah corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), and Connected Lyfe, Inc., a Utah corporation (“Company”) (the “Merger Agreement”), by which Merger Subsidiary shall merge with and into Company and Company Shareholders shall exchange their respective Company Common Stock for Parent Common Stock (respectively, the “Exchange” and the “Merger Consideration”), and by which Parent will assume outstanding options of Company granted under its Stock Option Plan and adopt such Stock Option Plan (respectively, “Company Convertible Securities” and “Company Stock Option Plan”), the undersigned (a “Company Shareholder”), with the understanding that all capitalized terms not otherwise defined herein will have the same meanings ascribed to those terms in the Merger Agreement or related instruments executed and delivered in connection with the Merger (the “Transaction Documents”), and with the further understanding that these representations, warranties and covenants are in addition to all representations, warranties, covenants and conditions  contained in the Transaction Documents, hereby represents, warrants and covenants to Parent and Company:

1.

Access.  Company Shareholder has received copies of or full access to:

(i)

The Merger Agreement, which includes, but is not limited to Parent Disclosure Schedule, Company Disclosure Schedule and all Exhibits and Schedules made a part thereof (Exhibit A” hereto);

(ii)

Dissenters’ Rights Statutes of the Utah Revised Business Corporation Act (respectively, the “Dissenters’ Rights Statutes” and the “Utah Act”) (“Exhibit B” hereto);

(iii)

Parent reports and registration statements filed under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) during the past twelve (12) months (“Parent Reports and Registration Statements”) at www.sec.gov, or by requesting a copy of Parent Reports and Registration Statements from Parent, if Company Shareholder does not have Internet access or was not otherwise able to view Parent Reports and Registration Statements, provided, however, having received a copy of Parent’s 10-K Annual Report for the year ended December 31, 2009, previously filed with the SEC (“Exhibit C” hereto);

(iv)

Company Shareholder Merger Description, briefly summarizing the Merger and the Merger Agreement, among other factors (“Exhibit D” hereto);

(v)

The preliminary draft of the 8-K Current Report of Parent regarding the Merger that is to be filed with the SEC within four (4) business days of the Effective Date of the Merger, which contains the type of information about Company that would have been required to have been filed by Company with the SEC if Company had filed a Form 10 Registration Statement with the SEC (respectively, the “8-K Current Report” and the “Form 10 Information,” the latter as described in subparagraph (i) of SEC Rule 144, which governs the resale of “restricted securities” like Parent Common Stock being received in the Exchange and as Merger Consideration under the Merger (“Exhibit E” hereto); and

(v)

Parent and Company directors, executive officers, legal counsel and accountants, to the extent requested, and has had the opportunity to ask questions of such persons and has received answers to all such questions posed to such persons, who can be contacted through:

If to Parent or Merger Subsidiary Prior to the Merger:
Hangman Productions, Inc. James P. Doolin, President 1338 South Foothill Drive Salt Lake City, Utah 84108 Telephone No. 801-649-3519 Facsimile No.: 801-906-0946	Leonard W. Burningham, Esq. 455 East 500 South, Suite 205 Salt Lake City, Utah 84111 Telephone No. 801-363-7411 Facsimile No.: 801-355-7126

If to Company or Company Majority Shareholders Prior to the Merger:
Connected Lyfe, Inc. Robert A. Bryson, President 912 West Baxter Drive, Suite 200 South Jordan, Utah 84095 Telephone No. 801-478-2470 Facsimile No.: 801-302-7114	Jeffrey N. Walker, Esq. 9533 South 700 East, Suite 100 Sandy, Utah 84070 Telephone No. 801-676-6142 Facsimile No.: 801-523-0375

2.

Dissenters’ Rights.  Company Shareholder:

(i)

Has read and understands the Dissenters’ Rights Statutes, either singly or with the aid of legal counsel or other personal representative;

(ii)

Understands that the Board of Directors of Company and Company Majority Shareholders have approved the Merger in accordance with the Utah Act, and that as a result thereof, Company Shareholder has a right to dissent to the Merger and that (a) a vote in favor of the Merger will result in a waiver of Dissenters’ Rights under the Utah Act; and (b) a failure to execute and deliver this instrument to Parent within the time and manner outlined above will automatically result in the exercise of Dissenters’ Rights by such Company Shareholder and that all Company Shareholders have agreed that the fair value for Company Common Stock under Dissenters’ Rights shall be the amount paid to Company for such Company Common Stock by the respective Company Shareholders; and

(iii)

Desires to vote all Company Common Stock owned in favor of the Merger and hereby waives and compromises or otherwise settles any applicable Dissenters’ Rights under the Utah Act.

3.

Restricted Securities.  Company Shareholder:

(i)

Understand the meaning of “restricted securities” under SEC Rule 144, knows that they are not freely tradeable and acknowledges that Parent Common Stock being received under the Merger comprises “restricted securities,” without any obligation on the part of Parent to register the resale of such Parent Common Stock;

(ii)

Acknowledges that Parent Common Stock is being received for “investment purposes and not with a view toward further distribution”;

(iii)

Has a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

(iv)

Agrees that the stock transfer records of Parent shall reflect that Company Shareholder has requested Parent not to effect any transfer of any stock certificate representing any of such Parent Common Stock being acquired unless an opinion of legal counsel to the effect that such Parent Common Stock may be sold in accordance with applicable securities laws, rules and regulations shall have been first obtained, and further understands that any such opinion must be from legal counsel satisfactory to Parent and, regardless of any opinion, also understand that the securities registration exemption covered by any such opinion must in fact be applicable to such Parent Common Stock;

(v)

Represents that any investment in Company was “risk capital,” and that Company Shareholder is fully capable of bearing the economic risks attendant to such investment, without qualification; and

(vi)

Acknowledges that without approval of legal counsel for Parent, all of Parent Common Stock to be issued and delivered to Company Shareholder shall be represented by one certificate only, and that such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred unless compliance with the registration provisions of such Securities Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act.

4.

Accredited Investor.  Company Shareholder is an accredited investor” as that term is defined in SEC Rule 501 of Regulation D of the SEC, by virtue of any of the following quoted provisions of such definition:

(d)

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)

Any natural person whose individual net worth, or joint net worth with the person’s spouse, at the time of this purchase exceeds $1,000,000;

(f)

Any natural person who had an individual net income in excess of $200,000 in each of the two most recent fiscal years or joint income with the person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current fiscal year.

5.

Minimum Holding Period of Parent Common Stock/Lock-Up Period.  There is a minimum holding period of Parent Common Stock being received under the Merger of the greater of twelve (12) months from the Effective Date of the Merger or the holding period required by SEC Rule 144 (in certain circumstances, respectively, six [6] or twelve [12] months), meaning, in any case, a minimum holding period of at least twelve (12) months.

6.

Ownership, Authorization and Execution.  Company Shareholder owns Company Common Stock being exchanged for Parent Common Stock under the Merger, free and of any liens or encumbrances, and is duly authorized and has the full power to execute and deliver this instrument, without qualification, which such instrument shall be binding upon Company Shareholder upon due execution and delivery.

7.

Lack of Claims Against Company.  Company Shareholder represents and warrants that except for obligations of Company to Company Shareholder under written agreements with Company or as otherwise disclosed in Company Disclosure Schedule to the Merger Agreement (“Exhibit 2.1” thereto), Company Shareholder has no claims of any kind against Company, known or unknown, and to the extent that any such other claims exist or are hereafter discovered, such claims are hereby compromised and settled.

IN WITNESS WHEREOF, the undersigned Company Shareholder has executed and delivered this instrument on the date indicated opposite such Company Shareholder’s name.

Date: 4/8/2010

/s/Robert A. Bryson

Company Shareholder

Robert A. Bryson

Print Name

912 West Baxter Drive, Suite 200

Street Address

South Jordan, Utah 84095

City, State and Zip Code

Date: 4/8/2010

/s/Garrett R. Daw

Company Shareholder

Garrett R. Daw

Print Name

912 West Baxter Drive, Suite 200

Street Address

South Jordan, Utah 84095

City, State and Zip Code

Date: 4/8/2010

/s/Gregory M. Smith

Company Shareholder

Gregory M. Smith

Print Name

912 West Baxter Drive, Suite 200

Street Address

South Jordan, Utah 84095

City, State and Zip Code

 EXHIBIT 5.4(d)(i)

Dancy Services Agreement

Hangman Productions, Inc.

1338 South Foothill Drive

Salt Lake City, Utah  84108

Re:

Services Agreement (the “Agreement”) of M.E. Dancy Consulting Services, Inc., a Utah corporation (“Dancy”), with Hangman Productions, Inc., a Utah corporation (the “Company”)

Gentlemen:

In consideration of the issuance of 250,000 shares of common stock of the Company that are “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission (the “SEC”) for the services described below, to be paid in advance for current availability of Dancy to render such services, Dancy agrees to: prepare corporate press releases, consult the Company with respect to public awareness concepts, interface with public investors via personal meetings and telephone with respect to the Company’s activities and business, assist in the preparation of a profile of the Company for distribution and coordinate CEO interviews that can be archived and viewed by public investors.

Miscellaneous

1.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Dancy:

455 East 500 South, #205

Salt Lake City, Utah  84111

If to the Company:

The address listed above

2.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

3.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

4.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

5.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

7.

Dancy is an “independent contractor” as that term is customarily known and utilized, and not an “employee,” of the Company, as those terms are customarily known or utilized, and by reason thereof, (i) services of Dancy shall be rendered consistent with his personal schedule, though he shall make himself reasonably available to the Company and its management and employees for the consulting services required hereunder; and (ii) Dancy shall pay all FICA or other taxes or charges customarily required to be paid by companies for actual “employees,” without limitations, and shall indemnify and hold the Company harmless therefrom.

8.

Dancy shall execute and deliver the Company’s standard non-disclosure and confidentiality agreement, as a condition precedent to this Agreement, regarding the Company’s trade secrets, intellectual property and other information about the Company.

9.

Dancy is an accredited investor” as that term is defined in SEC Rule 501 of Regulation D of the SEC.

10.

Dancy:

(i)

Understands the meaning of “restricted securities” under SEC Rule 144, knows that they are not freely tradeable and acknowledges that the common stock being received hereunder comprises “restricted securities” without any obligation on the part of the Company to register the resale of such common stock;

(ii)

Acknowledges that the common stock is being received for “investment purposes and not with a view toward further distribution”;

(iii)

Has a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

(iv)

Agrees that the stock transfer records of the Company shall reflect that he has requested the Company not to effect any transfer of any stock certificate representing any of such common stock being acquired unless an opinion of legal counsel to the effect that such common stock may be sold in accordance with applicable securities laws, rules and regulations shall have been first obtained, and further understands that any such opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, also understands that the securities registration exemption covered by any such opinion must in fact be applicable to such common stock;

(v)

Represents that any investment in Company by his services and time is “risk capital,” and that he is fully capable of bearing the economic risks attendant to such, without qualification; and

(vi)

Acknowledges that without approval of legal counsel for the Company, that all of the common stock to be issued and delivered to him shall be represented by one certificate only, and that such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred unless compliance with the registration provisions of such Securities Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act.

11.                  Dancy has had full access to all information about the Company contained in the SEC Edgar Archives at www.sec.gov, including the 8-K Current Report regarding the Company’s acquisition by merger of Connected Lyfe, Inc., a Utah corporation.

12.                  Dancy agrees that there is a minimum holding period of the common stock being received hereunder of the greater of twelve (12) months from the date hereof or the holding period required by SEC Rule 144 (in certain circumstances, respectively, six [6] or twelve [12] months), meaning, in any case, a minimum holding period of at least twelve (12) months.

Dated: 4/8/2010

.

/s/Michael E. Dancy

Michael E. Dancy

ACCEPTED:

HANGMAN PRODUCTIONS, INC.

Dated: 4/8/2010

By /s/James P. Doolin

     James P. Doolin, President

EXHIBIT 5.4(d)(ii)

Nelson Services Agreement

Hangman Productions, Inc.

1338 South Foothill Drive

Salt Lake City, Utah  84108

Re:

Services Agreement (“Agreement”) of David E. Nelson (“Nelson”), with Hangman Productions, Inc., a Utah corporation (the “Company”)

Gentlemen:

In consideration of the issuance of 250,000 shares of common stock of the Company that are “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission (the “SEC”) for the services described below, to be paid in advance for current availability of Nelson to render such services, Nelson agrees to:

a.

Assist the Company with Investor Awareness activities directed at current shareholders and .potential new shareholders.

b.

Assist the Company to structure and implement a program designed to create extensive financial market and investor awareness for the Company to drive long-term shareholder support.

c.

Assist the Company as may be requested by the Company from time to time to carry out Investor Relations activities including:

•

Campaign Development and Execution

•

Press Announcements approval and distribution

•

Database Development and Management

•

Awareness Campaigns: institutional and retail

•

Public relations

•

Preparation and dissemination of Investor Relations materials

d.

Nelson understands that during any period in which the Company is in “registration” for a public offering of Securities under the Securities Act of 1993, as amended (the “Securities Act”) and during the distribution of such securities, the Company’s investor relations and marketing efforts will be severely limited. However, it will be the responsibility of the Company (with the advice from its securities counsel) to determine what investor relations and financial marketing efforts are permissible and non-permissible during such periods, and the Consultant will follow the direction of the Company and its securities counsel.

Miscellaneous

1.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Nelson:

455 East 500 South, #205

Salt Lake City, Utah  84111

If to the Company:

The address listed above

2.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

3.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

4.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

5.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

7.

Nelson is an “independent contractor” as that term is customarily known and utilized, and not an “employee,” of the Company, as those terms are customarily known or utilized, and by reason thereof, (i) services of Nelson shall be rendered consistent with his personal schedule, though he shall make himself reasonably available to the Company and its management and employees for the consulting services required hereunder; and (ii) Nelson shall pay all FICA or other taxes or charges customarily required to be paid by companies for actual “employees,” without limitations, and shall indemnify and hold the Company harmless therefrom.

8.

Nelson shall execute and deliver the Company’s standard non-disclosure and confidentiality agreement, as a condition precedent to this Agreement, regarding the Company’s trade secrets, intellectual property and other information about the Company.

9.

Nelson is an accredited investor” as that term is defined in SEC Rule 501 of Regulation D of the SEC.

10.

Nelson:

(i)

Understand the meaning of “restricted securities” under SEC Rule 144, knows that they are not freely tradeable and acknowledges that the common stock being received hereunder comprises “restricted securities” without any obligation on the part of the Company to register the resale of such common stock;

(ii)

Acknowledges that the common stock is being received for “investment purposes and not with a view toward further distribution”;

(iii)

Has a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

(iv)

Agrees that the stock transfer records of the Company shall reflect that he has requested the Company not to effect any transfer of any stock certificate representing any of such common stock being acquired unless an opinion of legal counsel to the effect that such common stock may be sold in accordance with applicable securities laws, rules and regulations shall have been first obtained, and further understands that any such opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, also understand that the securities registration exemption covered by any such opinion must in fact be applicable to such common stock;

(v)

Represents that any investment in Company by his services and time is “risk capital,” and that he is fully capable of bearing the economic risks attendant to such, without qualification; and

(vi)

Acknowledges that without approval of legal counsel for the Company, that all of the common stock to be issued and delivered to him shall be represented by one certificate only, and that such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred unless compliance with the registration provisions of such Securities Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act.

11.                 Nelson has had full access to all information about the Company contained in the SEC Edgar Archives at www.sec.gov, including the 8-K Current Report regarding the Company’s acquisition by merger of Connected Lyfe, Inc., a Utah corporation.

12.                 Nelson agrees that there is a minimum holding period of the common stock being received hereunder of the greater of twelve (12) months from the date hereof or the holding period required by SEC Rule 144 (in certain circumstances, respectively, six [6] or twelve [12] months), meaning, in any case, a minimum holding period of at least twelve (12) months.

Dated: 4/8/2010

.

/s/David E. Nelson

David E. Nelson

ACCEPTED:

HANGMAN PRODUCTIONS, INC.

Dated: 4/8/2010.

By /s/ James P. Doolin

     James P. Doolin, President

EXHIBIT 5.4(e)

Founders’ Certificate of Company Majority Shareholders

PERSONAL CERTIFICATE OF UNDERSIGNED COMPANY FOUNDERS

Reference is hereby made to that certain that certain Agreement and Plan of Merger (the “Merger Agreement”) between Hangman Productions, Inc., a Utah corporation (“Parent”); Hangman Acquisition, Inc., a Utah corporation and a wholly-owned subsidiary of Hangman (“Merger Subsidiary”); and Connected Lyfe, Inc., a Utah corporation (“Company”).  In order to induce Parent and Merger Subsidiary to enter into the Merger Agreement and consummate the transactions contemplated therein whereby the undersigned will benefit directly and substantially, the undersigned does hereby certify in his individual capacity, pursuant to Section 5.4(e) of the Merger Agreement:

1.

The undersigned has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any third party intellectual property right and the undersigned has not received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any third party intellectual property.  With respect to Company’s business and intended business and products or services marketed by Company, such products or services do not infringe any third party intellectual property rights.  With respect to Company’s product or services candidates and products and services in research or development, after the same are marketed, Company will not infringe any third party intellectual property rights.

2.

To the knowledge of the undersigned, no person is infringing, misappropriating or making any unlawful or unauthorized use of any Company Intellectual Property Rights (as defined in the Merger Agreement or Company contracts or agreements).

3.

All of Company software that comprises any portion of Company Intellectual Property Rights was developed by persons employed by Company during the course and within the scope of their employment by Company.  No person employed by or affiliated with the Company has employed or proposes to employ any trade secret of any former employer and no person employed by or affiliated with Company has violated any confidential relationship which such person may have had with any third party, in connection with such development of such Company software.  All such Company software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, if applicable, and the applications can be compiled without undue burden from source code owned by and in the possession of Company.

Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the dates opposite their respective names.

Dated: 4/8/2010

.

/s/Robert A. Bryson

Robert A. Bryson

Dated: 4/8/2010

.

/s/Garrett R. Daw

Garrett R. Daw

Dated: 4/8/2010

.

/s/Gregory M. Smith

Gregory M. Smith

EXHIBIT 5.4(f)

Form of Introduction Fee Releases

Hangman Productions, Inc.

1338 South Foothill Drive

Salt Lake City, Utah  84108

Connected Lyfe, Inc.

912 West Baxter Drive, Suite 200

South Jordan, Utah 84095

Re:

Introduction Fee Release (respectively, the “Services” and the “Release”) regarding the Agreement and Plan of Merger (respectively, the “Merger” and the “Merger Agreement”) between Hangman Productions, Inc. (“Parent”), Hangman Acquisition, Inc., a Utah corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), and Connected Lyfe, Inc., a Utah corporation (“Company”)

Gentlemen:

In consideration of the Services related to the introduction of the parties named above, the closing of the Merger and the issuance of the number of shares of Parent Common Stock listed on Company Disclosure Schedule, which is Exhibit 2.1 to the Merger Agreement and a copy of which is attached hereto and incorporated herein by reference, the undersigned agrees to completely release, acquit and forever discharge Parent, Merger Subsidiary and Company and their respective officers, directors, shareholders, representatives, employees, counsel, insurers, agents, assigns and affiliated parent or subsidiary corporations or entities from and against any and all claims (including those in law or equity), demands, rights, obligations, debts, expenses, liabilities, defenses, fines, fees or causes of action, whether or not alleged, recited, described or currently asserted, whether known or unknown, suspected or unsuspected, fixed or contingent, which the undersigned has, may have or could assert against the those parties, arising out of, concerning, or relating to the Merger or the introduction of the parties.

Miscellaneous

1.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication,

whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

2.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

3.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

4.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

6.

The undersigned is an accredited investor” as that term is defined in SEC Rule 501 of Regulation D of the SEC.

7.

The undersigned:

(i)

Understands the meaning of “restricted securities” under SEC Rule 144, knows that they are not freely tradeable and acknowledges that the common stock being received hereunder comprises “restricted securities,” without any obligation on the part of Parent to register the resale of such common stock;

(ii)

Acknowledges that the common stock is being received for “investment purposes and not with a view toward further distribution”;

(iii)

Has a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

(iv)

Agrees that the stock transfer records of Parent shall reflect that he has requested Parent not to effect any transfer of any stock certificate representing any of such common stock being acquired unless an opinion of legal counsel to the effect that such common stock may be sold in accordance with applicable securities laws, rules and regulations shall have been first obtained, and further understands that any such opinion must be from legal counsel satisfactory to Parent and, regardless of any opinion, also understands that the securities registration exemption covered by any such opinion must in fact be applicable to such common stock;

(v)

Represents that any investment in his services and time is “risk capital,” and that he is fully capable of bearing the economic risks attendant to such, without qualification; and

(vi)

Acknowledges that without approval of legal counsel for Parent, that all of the common stock to be issued and delivered to him shall be represented by one certificate only, and that such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred unless compliance with the registration provisions of such Securities Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act.

8.                    The undersigned has had full access to all information about Parent contained in the SEC Edgar Archives at www.sec.gov, including the preliminary draft of the 8-K Current Report regarding Parent’s acquisition by Merger of Company that will be filed on the closing of the Merger.

9.                     The undersigned agrees that there is a minimum holding period of the common stock being received hereunder of the greater of twelve (12) months from the date hereof or the holding period required by SEC Rule 144 (in certain circumstances, respectively, six [6] or twelve [12] months), meaning, in any case, a minimum holding period of at least twelve (12) months from the date hereof.

Dated: _______________.

___________________________________

Signature

____________________________________

Print Name

____________________________________

Street Address

____________________________________

City, State and Zip Code

ACCEPTED:

HANGMAN PRODUCTIONS, INC.

Dated: __________

.

By ____________________________

     James P. Doolin, President

EXHIBIT 6.4(e)

Doolin Contribution and Assistance Agreement

Hangman Productions, Inc.

1338 South Foothill Drive

Salt Lake City, Utah  84108

Re:

Contribution and Assistance Agreement (the “Agreement”) of James P. Doolin (the “Doolin”) respecting Section 6.4(e) and Exhibit 6.4(e) of the that certain Agreement and Plan of Merger (the “Merger Agreement”) between Hangman Productions, Inc., a Utah corporation (“Parent”); Hangman Acquisition, Inc., a Utah corporation and a wholly-owned subsidiary of Hangman (“Merger Subsidiary”); and Connected Lyfe, Inc., a Utah corporation (“Company”)

Gentlemen:

In consideration of the closing (the “Closing”) of the Merger Agreement, Doolin agrees to: (i) contribute any debt of Parent owed to him and existing or arising before the Closing of the Merger Agreement to Parent as a capital contribution to Parent; and (ii) assist Parent in every reasonable way for a period of not less than forty-five (45) days with respect to introductions to Benderspink and any other party with whom Parent has contracted with or conducted its present Screenplay Shootout Contests, including advising Parent’s new management of all facets of such business to the extent that Parent can reasonably incorporate these activities into the current and intended business operations of Connected Lyfe to which it will be a successor under the Merger, without compensation, except for reimbursement of any direct out of pocket expenses incurred by Doolin.

1.

The parties agree that all of the representations and warranties contained herein shall survive the Closing.

2.

At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

3.

Any failure on the part of any party hereto to comply with any of his or its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

4.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Doolin:

1704 E. Harvard Avenue

Salt Lake City, Utah  84108

If to Parent:

The address listed above

5.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

6.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Indemnification Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

7.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

8.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

Dated: 4/8/2010

.

/s/James P. Doolin

James P. Doolin

ACCEPTED:

HANGMAN PRODUCTIONS, INC.

By /s/Shane E. Thueson

     Shane E. Thueson, Vice President

Schedule 1.4(b)

Connected Lyfe Pre-Reorganization

Master Option Summary Employees and Consultants

Grant Dates	Option Price	Individual	Option Grant Type 3	Option Grant Type 2	Option Grant Type 2	Total
1.14.10	$0.250	Jeremy Condon			700,000	700,000
1.14.10	$0.250	Matt Szatmary		700,000		700,000
1.14.10	$0.250	Jeff Hogg		700,000		700,000
1.14.10	$0.250	Sarah Southern			100,000	100,000
1.14.10	$0.250	Cody Kofoed			200,000	200,000
1.14.10	$0.250	Molly Hildebrandt			25,000	25,000
1.14.10	$0.250	Don Bisdorf			15,000	15,000
1.14.10	$0.250	Aqsa Kuraishi			12,000	12,000
1.14.10	$0.250	Joe Morita			25,000	25,000
1.14.10	$0.250	Hari Ramadasu			13,000	13,000
1.14.10	$0.250	Corey Donaldson			8,000	8,000
1.14.10	$0.250	Cole Jacob			25,000	25,000
1.14.10	$0.250	Geoff Kahler			150,000	150,000
1.14.10	$0.250	Brandon Rockwood			200,000	200,000
1.14.10	$0.250	Michael Dancy		150,000		150,000
1.14.10	$0.250	Jeff Walker		775,000		775,000
1.14.10	$0.250	Brad Cook			75,000	75,000
1.14.10	$0.250	Mike Earle	150,000		1,200,000	1,350,000
1.14.10	$0.250	Caleb Demke		2,500		2,500
1.14.10	$0.250	Trey Gaskins		250,000		250,000
2.28.10	$0.750	Bill Moon		100,000		100,000
3.24.10	$0.750	Robert Greene		100,000		100,000
1.14.10	$0.250	Noah Case		250,000		250,000
1.14.10	$0.250	Mike DeBrincat		250,000		250,000
1.14.10	$0.250	Chris Hogan		50,000		50,000
1.14.10	$0.250	Todd Marriott		200,000		200,000
1.14.10	$0.250	Dave Shaw		75,000		75,000
1.14.10	$0.250	Roger Timmerman		25,000		25,000
1.14.10	$0.250	Mark Novakovich		15,000		15,000
1.14.10	$0.250	Dan O'Brien	150,000	2,200,000		2,350,000
1.14.10	$0.250	Bruce Thompson	150,000	1,200,000		1,350,000
1.14.10	$0.250	Blair Day		690,000		690,000
1.14.10	$0.250	Andy Brilliant	45,000	55,000		100,000
			495,000	4,132,500	6,503,000	11,130,500